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                                                                  EXHIBIT (J)(7)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in Post-Effective Amendment No. 72 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of Eaton Vance Worldwide Health Sciences Fund of our report dated October 2, 1998, relating to Worldwide Health Sciences Portfolio, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.




                              /s/ PricewaterhouseCoopers Chartered Accountants PRICEWATERHOUSECOOPERS
                                CHARTERED ACCOUNTANTS


December 18, 1998
Toronto, Canada


                                      C-21